Via Renewables, Inc. Reports First Quarter 2022 Financial Results
HOUSTON, May 4, 2022 (ACCESSWIRE) -- Via Renewables, Inc. ("Via Renewables" or the "Company") (NASDAQ: VIA, VIASP), an independent retail energy services company, today reported financial results for the quarter ended March 31, 2022.
Key Highlights
•Achieved $10.8 million in Adjusted EBITDA, $28.8 million in Retail Gross Margin and $31.0 million in Net Income for the first quarter
•Total RCE count of 387,000 as of March 31, 2022
•Average monthly attrition of 3.7% compared to 4.2% in first quarter 2021
•Total liquidity of $96.0 million as of March 31, 2022

"Via experienced an increase in organic sales for the first quarter of 2022. Covid-19 impacts are subsiding and we were able to substantially increase our customer acquisition efforts in the first quarter year over year. We also saw a decline in attrition versus the first quarter of 2021. While our customer adds are beginning to ramp up, we are continually searching for new opportunities to grow our book either through acquisitions or new product offerings." said Keith Maxwell, Via Renewables' President and Chief Executive Officer.

Summary First Quarter 2022 Financial Results

Net income for the quarter ended March 31, 2022, was $31.0 million compared to net loss of $(27.6) million for the quarter ended March 31, 2021. The increase compared to the prior year was primarily the result of the $(64.9) million impact from winter storm Uri in the first quarter of 2021 partially offset by an increase in income tax expense.
For the quarter ended March 31, 2022, Via Renewables reported Adjusted EBITDA of $10.8 million compared to Adjusted EBITDA of $32.7 million for the quarter ended March 31, 2021. Lower year over year Adjusted EBITDA was driven by lower power and gas unit margins due to rising commodity prices and higher G&A expenses.
For the quarter ended March 31, 2022, Via Renewables reported Retail Gross Margin of $28.8 million compared to Retail Gross Margin of $50.0 million for the quarter ended March 31, 2021. Although RCE count and volume increased, increasing commodity prices led to a decrease in Retail Gross Margin.
Liquidity and Capital Resources

($ in thousands)	March 31, 2022
Cash and cash equivalents	$ 51,363
Senior Credit Facility Availability (1)	34,623
Subordinated Debt Facility Availability (2)	10,000
Total Liquidity	$ 95,986
(1) Reflects amount of Letters of Credit that could be issued based on existing covenants as of March 31, 2022.
(2) The availability of the Subordinated Facility is dependent on our Founder's willingness and ability to lend.

Dividend
On April 21, 2022, Via Renewables’ Board of Directors declared quarterly dividends of $0.18125 per share on its Class A common stock payable on June 15, 2022 to holders of record on June 1, 2022, and $0.476393 per share on its Series A Preferred Stock payable on July 15, 2022 to holders of record on July 1, 2022.
Business Outlook
Mr. Maxwell concluded, "We're currently experiencing positive growth in our organic sales channels. Via is also offering new products such as a surge protection plan in Texas, and a smart home transformation product. We’ve received favorable responses from our customers thus far and will continue to explore these types of diverse and accretive products.”
Conference Call and Webcast
Via will host a conference call to discuss first quarter 2022 results on Thursday, May 5, 2022, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events page of the Via Renewables Investor Relations website at https://viarenewables.com/. An archived replay of the webcast will be available for twelve months following the live presentation.
About Via Renewables, Inc.
Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 101 utility service territories across 19 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” "could," “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this earnings release are forward-looking statements. The forward-looking statements include statements regarding the impacts of COVID-19 and the 2021 severe weather event, cash flow generation and liquidity, business strategy, prospects for growth and acquisitions, outcomes of legal proceedings, ability to pay cash dividends, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives, beliefs of management, availability and terms of capital, competition, governmental regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:
•evolving risks, uncertainties and impacts relating to COVID-19, including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential for continuing negative impacts of COVID-19 on economies and financial markets;
•the ultimate impact of the 2021 severe weather event, including future benefits or costs related to ERCOT market securitization efforts, and any corrective action by the State of Texas, ERCOT, the Railroad Commission of Texas, or the Public Utility Commission of Texas;
•changes in commodity prices and interest rates;
•the sufficiency of risk management and hedging policies and practices;
•the impact of extreme and unpredictable weather conditions, including hurricanes and other natural disasters;
•federal, state and local regulations, including the industry's ability to address or adapt to potentially restrictive new regulations that may be enacted by public utility commissions;
•our ability to borrow funds and access credit markets;
•restrictions in our debt agreements and collateral requirements;
•credit risk with respect to suppliers and customers;
•changes in costs to acquire customers as well as actual attrition rates;
•accuracy of billing systems;
•our ability to successfully identify, complete, and efficiently integrate acquisitions into our operations;
•significant changes in, or new changes by, the independent system operators (“ISOs”) in the regions we operate;
•competition; and
•the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and other public filings and press releases.
You should review the risk factors and other factors noted throughout this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
For further information, please contact:
Investor Relations:
Mike Barajas,
832-200-3727
Media Relations:
Kira Jordan,
832-255-7302

VIA RENEWABLES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Retail revenues	$ 128,058	$ 113,145
Net asset optimization expense	(904)	(140)
Total Revenues	127,154	113,005
Operating Expenses:
Retail cost of revenues	68,707	122,168
General and administrative	14,935	12,671
Depreciation and amortization	5,184	6,036
Total Operating Expenses	88,826	140,875
Operating income (loss)	38,328	(27,870)
Other (expense)/income:
Interest expense	(1,307)	(1,311)
Interest and other income	48	86
Total other expenses	(1,259)	(1,225)
Income (loss) before income tax expense	37,069	(29,095)
Income tax expense (benefit)	6,044	(1,535)
Net income (loss)	$ 31,025	$ (27,560)
Less: Net income (loss) attributable to non-controlling interests	18,052	(19,929)
Net income (loss) attributable to Via Renewables, Inc. stockholders	$ 12,973	$ (7,631)
Less: Dividend on Series A Preferred Stock	1,951	1,951
Net income (loss) attributable to stockholders of Class A common stock	$ 11,022	$ (9,582)

Net income (loss) attributable to Via Renewables, Inc. per share of Class A common stock
Basic	$ 0.70	$ (0.66)
Diluted	$ 0.70	$ (0.66)

Weighted average shares of Class A common stock outstanding
Basic	15,656	14,627
Diluted	15,796	14,627

Selected Balance Sheet Data
(in thousands)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$ 51,363	$ 68,899
Working capital	$ 131,750	$ 114,188
Total assets	$ 352,748	$ 355,276
Total debt	$ 121,000	$ 135,000
Total liabilities	$ 192,264	$ 217,637
Total stockholders' equity	$ 62,082	$ 53,352

Selected Cash Flow Data
Three Months Ended March 31,
(in thousands)	2022	2021
Net cash provided by (used in) operating activities	$ 4,583	$ (23,632)
Net cash used in investing activities	$ (3,598)	$ (520)
Net cash (used in) provided by financing activities	$ (22,525)	$ 33,959

Operating Segment Results
(in thousands, except volume and per unit operating data)	Three Months Ended March 31,
	2022	2021
Retail Electricity Segment
Total Revenues	$ 88,041	$ 78,755
Retail Cost of Revenues	46,160	107,524
Less: Net gain on non-trading derivatives, net of cash settlements	24,695	5,517
Non-recurring event - Winter Storm Uri	—	(64,900)
Retail Gross Margin (1) — Electricity	$ 17,186	$ 30,614
Volumes — Electricity (MWhs) (3)	685,152	622,128
Retail Gross Margin (2) (4) — Electricity per MWh	$ 25.08	$ 49.21

Retail Natural Gas Segment
Total Revenues	$ 40,017	$ 34,390
Retail Cost of Revenues	22,547	14,644
Less: Net gain on non-trading derivatives, net of cash settlements	5,901	348
Retail Gross Margin (1) — Gas	$ 11,569	$ 19,398
Volumes — Gas (MMBtus)	4,657,118	3,829,474
Retail Gross Margin (2) — Gas per MMBtu	$ 2.48	$ 5.07

(1)    Reflects the Retail Gross Margin attributable to our Retail Electricity Segment or Retail Natural Gas Segment, as applicable. Retail Gross Margin is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” section below for a reconciliation of Adjusted EBITDA and Retail Gross Margin to their most directly comparable financial measures presented in accordance with GAAP.
(2)    Reflects the Retail Gross Margin for the Retail Electricity Segment or Retail Natural Gas Segment, as applicable, divided by the total volumes in MWh or MMBtu, respectively.
(3) Excludes volumes 8,402 MWhs related to Winter Storm Uri impact for the three months ended March 31, 2021
(4) Retail Gross Margin - Electricity per MWh excludes Winter Storm Uri impact for the three months ended March 31, 2021

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, plus or minus (ii) net (loss) gain on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before the provision for income taxes, interest expense and depreciation and amortization. This conforms to the calculation of Adjusted EBITDA in our Senior Credit Facility.

We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize and amortize such costs over two years. We do not deduct the cost of customer acquisitions through acquisitions of businesses or portfolios of customers in calculating Adjusted EBITDA.

We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on these instruments. We also deduct non-cash compensation expense that results from the issuance of restricted stock units under our long-term incentive plan due to the non-cash nature of the expense.

We adjust from time to time other non-cash or unusual and/or infrequent charges due to either their non-cash nature or their infrequency. We have historically included the financial impact of weather variability in the calculation of Adjusted EBITDA. We will continue this historical approach, but during the first quarter of 2021 we incurred a net pre-tax financial loss of $64.9 million due to Winter Storm Uri, as described above. This loss was incurred due to uncharacteristic extended sub-freezing temperatures across Texas combined with the impact of the pricing caps ordered by ERCOT. We believe this event is unusual, infrequent, and non-recurring in nature.

Our lenders under the Company's Senior Credit Facility allowed $60.0 million of the $64.9 million pre-tax storm loss to be added back as a non-recurring item in the calculation of Adjusted EBITDA for the Company's Debt Covenant Calculations. As our Senior Credit Facility is considered a material agreement and Adjusted EBITDA is a key component of our material covenants, we consider our covenant compliance to be material to the understanding of the Company's financial condition and/or liquidity. We will present any credits received related to the storm exceeding $4.9 million as a reduction of Adjusted EBITDA for consistent presentation.

We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our performance and results of operations and that Adjusted EBITDA is also useful for an understanding of our financial condition and/or liquidity due to its use in covenants in our Senior Credit Facility. Adjusted EBITDA is a supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure, historical cost basis and specific items not reflective of ongoing operations;
•the ability of our assets to generate earnings sufficient to support our proposed cash dividends;
•our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt; and
•our compliance with financial debt covenants.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (iii) net asset optimization revenues (expenses), (iv) net gains (losses) on non-trading derivative instruments, (v) net current period cash settlements on non-trading derivative instruments and (vi) gains (losses) from non-recurring events (including non-recurring market volatility. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity segments. As an indicator of our retail energy business’s operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.

We have historically included the financial impact of weather variability in the calculation of Retail Gross Margin. We will continue this historical approach, but during the current quarter we have made the decision to add back the financial loss related to winter storm Uri, as described above, in the calculation of Retail Gross Margin because the extremity of the storm combined with the impact of the scarcity pricing mechanisms ordered by ERCOT is considered unusual, infrequent, and non-recurring in nature.

The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss), net cash provided by operating activities, and operating income (loss), and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided (used in) operating activities for each of the periods indicated.

Reconciliation of Adjusted EBITDA to net income:
	Three Months Ended March 31,
(in thousands)	2022	2021
Net income (loss)	$ 31,025	$ (27,560)
Depreciation and amortization	5,184	6,036
Interest expense	1,307	1,311
Income tax expense (benefit)	6,044	(1,535)
EBITDA	43,560	(21,748)
Less:
Net, gain on derivative instruments	45,063	7,024
Net cash settlements on derivative instruments	(13,136)	(1,185)
Customer acquisition costs	1,196	213
Plus:
Non-cash compensation expense	351	467
Non-recurring event - Winter Storm Uri	—	60,000
Adjusted EBITDA	$ 10,788	$ 32,667

Reconciliation of Adjusted EBITDA to net cash provided in operating activities:
	Three Months Ended March 31,
(in thousands)	2022	2021
Net cash provided by (used in) operating activities	$ 4,583	$ (23,632)
Amortization of deferred financing costs	(245)	(259)
Bad debt expense	(1,024)	247
Interest expense	1,307	1,311
Income tax expense (benefit)	6,044	(1,535)
Non-recurring event - Winter Storm Uri	—	60,000
Changes in operating working capital
Accounts receivable, prepaids, current assets	555	(11,703)
Inventory	(1,874)	(1,365)
Accounts payable and accrued liabilities	5,577	4,798
Other	(4,135)	4,805
Adjusted EBITDA	$ 10,788	$ 32,667
Cash Flow Data:
Net cash provided (used) in operating activities	$ 4,583	$ (23,632)
Net cash used in investing activities	$ (3,598)	$ (520)
Net cash (used in) provided by financing activities	$ (22,525)	$ 33,959

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

Reconciliation of Retail Gross Margin to Operating income:
	Three Months Ended March 31,
(in thousands)	2022	2021
Operating income (loss)	$ 38,328	$ (27,870)
Plus:
Depreciation and amortization	5,184	6,036
General and administrative expense	14,935	12,671
Less:
Net asset optimization expense	(904)	(140)
Gain on non-trading derivative instruments	43,916	7,054
Cash settlements on non-trading derivative instruments	(13,320)	(1,189)
Non-recurring event - Winter Storm Uri	—	(64,900)
Retail Gross Margin	$ 28,755	$ 50,012
Retail Gross Margin - Retail Electricity Segment (1)	$ 17,186	$ 30,614
Retail Gross Margin - Retail Natural Gas Segment	$ 11,569	$ 19,398
(1) Retail Gross Margin for the three months ended March 31, 2021 includes a $64.9 million add back related to Winter Storm Uri.